UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2020

New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Press Release

On October 1, 2020, New York City REIT, Inc. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Common Stock Dividend

On October 1, 2020, the Company declared a dividend equal to $0.04889 per share on each share of the Company’s Class A common stock and Class B common stock. The dividend was calculated to cover the period from August 18, 2020, the date on which shares of Class A common stock commenced trading on the New York Stock Exchange, through September 30, 2020, based on the previously-announced cash dividend rate equal to $0.40 per share per year.

The dividend will be payable on October 15, 2020 to holders of record of shares of the Company’s Class A common stock and Class B common stock as of the close of business on October 12, 2020.

The amount of dividends payable to the Company’s stockholders on a quarterly basis in arrears is determined by the Company’s board of directors and is dependent on a number of factors. The amount of any dividends the Company may pay in the future cannot be assured.

LTIP Units

On September 30, 2020, the unit of limited partnership of the Company’s operating partnership, New York City Operating Partnership, L.P. (the “OP”), designated as the “Master LTIP Unit” (the “Master LTIP Unit”) owned by the Company’s external advisor, New York City Advisors, LLC (the “Advisor”), automatically converted into 4,012,841 units of limited partnership of the OP designated as “LTIP Units” (“LTIP Units”). The number of LTIP Units issued represents the quotient, rounded down to the nearest whole number, of (a) 50,000,000, divided by (b) $12.46, representing the average closing price of one share of Class A common stock over the ten consecutive trading days immediately prior to September 30, 2020.

The Master LTIP Unit was issued to the Advisor on August 18, 2020 pursuant to a multi-year outperformance agreement among the Company, the OP and the Advisor. Please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2020 for information regarding the terms of this agreement, the Master LTIP Unit and the LTIP Units.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recent Annual Report on Form 10-K and the Company’s most recent Form 10-Q, as such Risk Factors may be updated from time to time in subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated October 1, 2020

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New York City REIT, Inc.

Date: October 1, 2020	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer, President, and Secretary